Exhibit 99.1
Carbonite Announces First Quarter 2018 Financial Results
Financial and Operating Results Highlight Strong Start to the Year
BOSTON, MA - May 7, 2018 - Carbonite, Inc. (NASDAQ: CARB), a leader in data protection, today announced financial results for the quarter ended March 31, 2018.
First Quarter 2018 Highlights:

•	Revenue of $64.0 million increased 12% year-over-year.

•	Non-GAAP revenue of $64.9 million increased 10% year-over-year.[1]

•	Bookings of $67.6 million increased 9% year-over-year.[2]

•	Net income per share was $0.42 (basic) and $0.40 (diluted), as compared to $0.27 in 2017 (basic and diluted).

•	Non-GAAP net income per share was $0.29 (basic) and $0.27 (diluted), as compared to $0.09 (basic and diluted) in 2017.[4]
“Q1 was a great start to the year for Carbonite. We closed the Mozy acquisition, and we started integrating and onboarding the team. We continue to successfully execute our strategy, building the leading data protection platform for businesses, positioning us well to serve a large and growing market opportunity,” said Mohamad Ali, CEO of Carbonite.
“In the first quarter we delivered financial results that were at or above the top of our guidance range. At the same time, we are making the system and platform investments that will allow us to continue to drive meaningful operating synergies over time. Our Q1 results coupled with the acquisition of Mozy position us well for continued growth and profitability expansion,” said Anthony Folger, CFO of Carbonite.
The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information to GAAP. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
First Quarter 2018 Results:

•
Revenue for the first quarter was $64.0 million, an increase of 12% from $57.1 million in the first quarter of 2017. Non-GAAP revenue for the first quarter was $64.9 million, an increase of 10% from $59.1 million in the first quarter of 2017.[1]

•	Bookings for the first quarter were $67.6 million, an increase of 9% from $62.1 million in the first quarter of 2017.[2]

•	Gross margin for the first quarter was 71.4%, compared to 69.6% in the first quarter of 2017. Non-GAAP gross margin was 76.1% in the first quarter, compared to 73.8% in the first quarter of 2017.[3]

•
Net income for the first quarter was $11.9 million, compared to net income of $7.6 million in the first quarter of 2017. Non-GAAP net income for the first quarter was $8.1 million, compared to non-GAAP net income of $2.5 million in the first quarter of 2017.[4]

•
Net income per share for the first quarter was $0.42 (basic) and $0.40 (diluted), compared to net income per share of $0.27 (basic and diluted) in the first quarter of 2017. Non-GAAP net income per share was $0.29 (basic) and $0.27 (diluted) for the first quarter, compared to non-GAAP net income per share of $0.09 (basic and diluted) in the first quarter of 2017.[4]

•
Cash flow from operations for the first quarter was $3.3 million, compared to $7.6 million in the first quarter of 2017. Adjusted free cash flow for the first quarter was $2.4 million, compared to $2.3 million in the first quarter of 2017.[5]

[1]	Non-GAAP revenue excludes the impact of purchase accounting adjustments for acquisitions.

[2]
Bookings represent the aggregate dollar value of customer subscriptions and software arrangements, which may include multiple revenue elements, such as software licenses, hardware, professional services and post-contractual support, received during a period and are calculated as revenue recognized during a particular period plus the change in total deferred revenue, excluding deferred revenue recorded in connection with acquisitions, divestitures and the adoption impact of Topic 606, net of foreign exchange and the change in unbilled revenue during the same period.

[3]
Non-GAAP gross margin excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, and acquisition-related expense.

[4]
Non-GAAP net income and non-GAAP net income per share excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, acquisition-related expense, non-cash convertible debt interest expense and the income tax effect of non-GAAP adjustments.

[5]
Adjusted free cash flow is calculated by subtracting the cash paid for the purchase of property and equipment and adding the payments related to acquisitions, restructuring, and litigation from net cash provided by operating activities.

Business Outlook

Based on the information available as of May 7, 2018, Carbonite expects the following for the second quarter and full year of 2018:

Second Quarter 2018:

Current Guidance (5/7/2018)
GAAP Revenue	$75.8 - $77.8 million
Non-GAAP Revenue	$78.0- $80.0 million
Non-GAAP Net Income Per Share	$0.34 - $0.38

Full Year 2018:

	Prior Guidance (2/13/2018)	Current Guidance (5/7/2018)
Business Bookings	$223.8 - $234.8 million	$223.8 - $234.8 million
Consumer Bookings Y/Y Growth	5% - 15% growth	5% - 15% growth
GAAP Revenue	$294.0 - $304.0 million	$296.9 - $306.9 million
Non-GAAP Revenue	$302.5 - $312.5 million	$302.5 - $312.5 million
Non-GAAP Net Income Per Share (Diluted)	$1.45 - $1.55	$1.51 - $1.59
Non-GAAP Gross Margin	76.0% - 77.0%	76.0% - 77.0%
Adjusted Free Cash Flow	$32.0 - $38.0 million	$32.0 - $38.0 million
Carbonite’s expectations of non-GAAP net income per share for the second quarter and full year of 2018 excludes the impact of purchase accounting adjustments on acquired deferred revenue, amortization expense on intangible assets, stock-based compensation expense, litigation-related expense, restructuring-related expense, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments. Non-GAAP net income per share assumes an effective tax rate of 8% for the full year of 2018. Non-GAAP net income per share assumes fully-diluted weighted average shares outstanding of approximately 31.2 million for the second quarter and 31.3 million for the full year of 2018.
Conference Call and Webcast Information
Carbonite will host a conference call on Monday, May 7, 2018 at 5:30 p.m. ET to review these results. This call will be webcast live and can be found in the investor relations section of the Company's website at http://investor.carbonite.com. The conference call can also be accessed by dialing (877) 303-1393 in the United States or (315) 625-3228 internationally with the passcode 9759657.
Following the completion of the call, a recorded replay will be available on the Company’s website, http://investor.carbonite.com, under “Events & Presentations”.
Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including bookings, non-GAAP revenue, non-GAAP gross margin, non-GAAP net income and non-GAAP net income per share, non-GAAP operating expense and adjusted free cash flow.
The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and ordinary results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant items that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures provided in the tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.
With respect to our expectations under "Business Outlook" above, the Company has not reconciled non-GAAP net income per share to net income per share in this press release because we do not provide guidance for stock-based compensation expense, litigation-related expense, acquisition-related expense, amortization expense on intangible assets, non-cash convertible debt interest expense, and the income tax effect of non-GAAP adjustments as we are unable to quantify certain of these amounts that would be required to be included in the GAAP measure without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors.
Cautionary Language Concerning Forward-Looking Statements
Certain matters discussed in this press release, including under “Business Outlook,” have "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements will include words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" or words of similar import. Similarly, statements that describe the Company's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to integrate Mozy into our operations and achieve the expected benefits of the acquisition, our ability to profitably attract new customers and retain existing customers, our dependence on the market for cloud backup services, our ability to manage growth, changes in economic or regulatory conditions or other trends affecting the Internet and the information technology industry, and those discussed in the section titled "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the Securities and Exchange Commission (the "SEC"), which is available on www.sec.gov, and elsewhere in any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law, we do not undertake any obligation to update our forward-looking statements to reflect future events, new information or circumstances.
About Carbonite
Carbonite provides a robust Data Protection Platform for businesses, including backup, disaster recovery, high availability and workload migration technology. The Carbonite Data Protection Platform supports businesses, in locations around the world with secure global cloud infrastructure. To learn more visit www.Carbonite.com.
Investor Relations Contact:
Jeremiah Sisitsky
Carbonite
781-928-0713
investor.relations@carbonite.com

Media Contacts:

Caitlin O'Malley
Carbonite
781-928-0762
media@carbonite.com

Carbonite, Inc.
Consolidated Statement of Operations (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2018	2017
Revenue:
Services	$54,574	$50,115
Product	9,452	6,984
Total revenue	64,026	57,099
Cost of revenue:
Services	15,330	15,283
Product	557	446
Amortization of intangible assets	2,425	1,626
Total cost of revenue	18,312	17,355
Gross profit	45,714	39,744
Operating expenses:
Research and development	12,519	10,327
General and administrative	14,460	12,769
Sales and marketing	19,860	23,071
Amortization of intangible assets	939	450
Restructuring charges	862	—
Total operating expenses	48,640	46,617
Loss from operations	(2,926)	(6,873)
Interest expense	(2,601)	(222)
Interest income	244	20
Other income (expense), net	12	280
Loss before income taxes	(5,271)	(6,795)
Benefit for income taxes	(17,215)	(14,390)
Net income	$11,944	$7,595
Net income per share:
Basic	$0.42	$0.27
Diluted	$0.40	$0.27
Weighted-average shares outstanding:
Basic	28,341,633	27,821,596
Diluted	30,043,783	28,504,811

Carbonite, Inc.
Consolidated Balance Sheets (unaudited)
(In thousands)

	March 31, 2018	December 31, 2017
Assets
Current assets
Cash and cash equivalents	$71,009	$128,231
Trade accounts receivable, net	31,159	22,219
Prepaid expenses and other current assets	8,680	6,823
Total current assets	110,848	157,273
Property and equipment, net	38,622	28,790
Other assets	10,844	804
Acquired intangible assets, net	138,595	44,994
Goodwill	157,215	80,958
Total assets	$456,124	$312,819
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,561	$10,842
Accrued expenses	25,165	21,675
Current portion of deferred revenue	116,859	100,241
Total current liabilities	151,585	132,758
Long-term debt	203,398	111,819
Deferred revenue, net of current portion	27,467	24,273
Other long-term liabilities	6,230	5,704
Total liabilities	388,680	274,554
Stockholders’ equity
Common stock	305	301
Additional paid-in capital	237,883	233,343
Treasury stock, at cost	(27,166)	(26,616)
Accumulated deficit	(143,520)	(169,344)
Accumulated other comprehensive income	(58)	581
Total stockholders’ equity	67,444	38,265
Total liabilities and stockholders’ equity	$456,124	$312,819

Carbonite, Inc.
Consolidated Statement of Cash Flows (unaudited)
(In thousands)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net income	$11,944	$7,595
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,077	4,884
Amortization of deferred costs	424	—
Loss on disposal of equipment	58	—
Impairment of capitalized software	653	—
Stock-based compensation expense	3,737	2,777
Benefit for deferred income taxes	(17,662)	(14,842)
Non-cash interest expense related to amortization of debt discount	1,543	—
Other non-cash items, net	66	(385)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(4,616)	1,212
Prepaid expenses and other current assets	86	(384)
Other assets	(2,211)	(927)
Accounts payable	(4,214)	3,322
Accrued expenses	3,016	(689)
Other long-term liabilities	252	(96)
Deferred revenue	4,138	5,094
Net cash provided by operating activities	3,291	7,561
Investing activities
Purchases of property and equipment	(3,288)	(6,568)
Proceeds from sale of property and equipment and businesses	330	295
Proceeds from maturities of derivatives	—	370
Purchases of derivatives	(1,403)	(403)
Payment for intangibles	(1,250)	—
Payment for acquisition, net of cash acquired	(144,603)	(59,740)
Net cash used in investing activities	(150,214)	(66,046)
Financing activities
Proceeds from exercise of stock options	726	2,445
Payments of withholding taxes in connection with restricted stock unit vesting	(550)	(524)
Proceeds from long-term borrowings, net of debt issuance costs	88,984	39,063
Net cash provided by financing activities	89,160	40,984
Effect of currency exchange rate changes on cash	541	27
Net decrease in cash, cash equivalents and restricted cash	(57,222)	(17,474)
Cash, cash equivalents and restricted cash, beginning of period	128,231	59,287
Cash, cash equivalents and restricted cash, end of period	$71,009	$41,813

Carbonite, Inc.
Reconciliation of GAAP to Non-GAAP Measures (unaudited)
(In thousands, except share and per share amounts)

Reconciliation of GAAP Revenue to Non-GAAP Revenue

	Three Months Ended March 31,
	2018	2017
GAAP revenue	$64,026	$57,099
Add:
Fair value adjustment of acquired deferred revenue	882	1,988
Non-GAAP revenue	$64,908	$59,087

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

	Three Months Ended March 31,
	2018	2017
Gross profit	$45,714	$39,744
Gross margin	71.4%	69.6%
Add:
Fair value adjustment of acquired deferred revenue	882	1,988
Amortization of intangibles	2,425	1,626
Stock-based compensation expense	325	231
Acquisition-related expense	54	18
Non-GAAP gross profit	$49,400	$43,607
Non-GAAP gross margin	76.1%	73.8%

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share

	Three Months Ended March 31,
	2018	2017
Net income	$11,944	$7,595
Add:
Fair value adjustment of acquired deferred revenue	882	1,988
Amortization of intangibles	3,364	2,076
Stock-based compensation expense	3,737	2,777
Litigation-related expense	17	55
Restructuring-related expense	862	—
Acquisition-related expense	3,620	3,023
Non-cash convertible debt interest expense	1,543	—
Less:
Income tax effect of non-GAAP adjustments	17,845	14,985
Non-GAAP net income	$8,124	$2,529
GAAP net income per share:
Basic	$0.42	$0.27
Diluted	$0.40	$0.27
Non-GAAP net income per share:
Basic	$0.29	$0.09
Diluted	$0.27	$0.09
GAAP weighted-average shares outstanding:
Basic	28,341,633	27,821,596
Diluted	30,043,783	28,504,811
Non-GAAP weighted-average shares outstanding:
Basic	28,341,633	27,821,596
Diluted	30,043,783	28,504,811

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

	Three Months Ended March 31,
	2018	2017
Research and development	$12,519	$10,327
Less:
Stock-based compensation expense	687	309
Acquisition-related expense	35	69
Non-GAAP research and development	$11,797	$9,949

General and administrative	$14,460	$12,769
Less:
Stock-based compensation expense	2,124	1,957
Litigation-related expense	17	55
Acquisition-related expense	3,490	2,901
Non-GAAP general and administrative	$8,829	$7,856

Sales and marketing	$19,860	$23,071
Less:
Stock-based compensation expense	601	280
Acquisition-related expense	41	35
Non-GAAP sales and marketing	$19,218	$22,756

Amortization of intangible assets	$939	$450
Less:
Amortization of intangible assets	939	450
Non-GAAP amortization of intangible assets	$—	$—

Restructuring charges	$862	$—
Less:
Restructuring-related expense	862	—
Non-GAAP restructuring charges	$—	$—

Reconciliation of Revenue to Bookings

	Three Months Ended March 31,
	2018	2017
GAAP revenue	$64,026	$57,099
Add:
Change in deferred revenue	19,812	14,276
Deferred revenue divested	288	—
Impact of Topic 606 adoption	3,998	—
Less:
Impact of foreign exchange	421	153
Beginning deferred revenue from acquisitions	19,610	9,100
Change in unbilled revenue	505	—
Change in deferred revenue and adjustments	3,562	5,023
Bookings	$67,588	$62,122

Calculation of Adjusted Free Cash Flow

	Three Months Ended March 31,
	2018	2017
Net cash provided by operating activities	$3,291	$7,561
Subtract:
Purchases of property and equipment	3,288	6,568
Free cash flow	3	993

Add:
Acquisition-related payments	1,647	1,230
Restructuring-related payments	665	—
Litigation-related payments	127	32
Adjusted free cash flow	$2,442	$2,255